ZING TECHNOLOGIES, INC. AND SUBSIDIARIES

                    EXHIBIT 11 - STATEMENT RE: COMPUTATION OF
                 COMMON AND COMMON EQUIVALENT PER SHARE EARNINGS


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                                                          Three months ended                     Nine months ended
                                                               March 31                               March 31
                                                  -----------------------------------    -----------------------------------
                                                        1996             1995                  1996              1995
                                                  -----------------------------------    -----------------------------------
                                                                    (000's omitted except per share data)
Average shares outstanding                               2,638            2,556                 2,609             2,556

Net effect of dilutive stock options and warrants - based on the treasury stock method using average market price
                                                            42              111                    44               111
                                                  -----------------------------------    -----------------------------------

Shares used for computation                              2,680            2,667                 2,653             2,667
                                                  ===================================    ===================================

Net income                                             $   491          $   403                $3,253           $   814
                                                  ===================================    ===================================

Income per common and common equivalent share:
       Net income                                      $  0.18          $  0.15               $  1.23           $  0.31
                                                  ===================================    ===================================

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